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                                                                EXHIBIT 10.12

                      PART-TIME EMPLOYMENT AGREEMENT


          This Part-Time Employment Agreement (the "Agreement") is entered into as of June 15, 1998 between Technology Solutions Company, a Delaware Corporation (the "Company" or "TSC") and Michael J. McLaughlin (the "Executive").

     WHEREAS, Executive currently serves as an Executive Vice President and member of the Board of Directors of the Company, and has served in that capacity since he joined the Company on May 31, 1996;

     WHEREAS, Executive entered into an Employment Agreement ("Employment Agreement") effective May 31, 1996, which is attached as Exhibit A hereto;

     WHEREAS, Executive entered into a Stock Option Agreement ("Option Agreement") with an Option Date of May 31, 1996, which provides, INTER ALIA, that Executive receives an option to purchase 101,250 shares of Technology Solutions Company stock at an exercise price of $15.7222.

     WHEREAS, the Company and the Executive desire to resolve various matters by terminating Executive's full-time employment and the Employment Agreement and simultaneously commencing Executive's employment on a part-time basis in accordance with the terms of this Agreement;

     WHEREAS, Executive is willing and agrees to resign from the Board of Directors of the Company as provided below;

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

     1. TERMINATION OF EMPLOYMENT. The Employment Agreement and Executive's employment as a TSC Executive Vice President and full-time employee pursuant to the Employment Agreement will terminate effective June 15, 1998; however, Executive's employment as a part-time employee will continue pursuant to this Agreement.

     2. RESIGNATION FROM BOARD OF DIRECTORS. Executive agrees to resign from the Board of Directors of the Company, effective no later than July 15, 1998, by executing and submitting the Resignation attached hereto as Exhibit B.

     3. TERMS OF PART-TIME EMPLOYMENT. Executive's employment as a TSC part-time employee pursuant to this Agreement shall commence effective June 15, 1998. During the period commencing June 15, 1998 and ending on May 31, 1999 (the "Part-Time Employment Period"), Executive shall receive a base salary of $15,302 for the

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month of June 1998 and $30,604 for each of the eleven full months thereafter, less applicable deductions for taxes. Executive shall have the title "of counsel" to TSC. In exchange for his salary, Executive shall perform such services for TSC as he and TSC's President and Chief Executive Officer may reasonably agree throughout the Part-Time Employment Period. It is understood and agreed that Executive shall be required to report only to the President and Chief Executive Officer, shall be permitted in his reasonable discretion to provide services orally and not in writing, and shall be free to provide services from any location and generally at his convenience. TSC shall pay the full amount of Executive's health benefits throughout the Part-Time Employment Period. Unless expressly authorized by the Chief Executive Officer of TSC, Executive shall perform the foregoing duties without the power to bind, represent, or speak for the Company. TSC may terminate Employee's part-time employment and this Agreement immediately without notice and with no salary and benefit continuation if Employee engages in "Serious Misconduct." For purposes of this Agreement, "Serious Misconduct" means embezzlement or misappropriation of corporate funds, other acts of dishonesty, or any of the following after reasonable notice to Executive and opportunity to cure: significant activities materially harmful to TSC's reputation; willful refusal to perform or substantial disregard of Employee's assigned duties; or any significant violation of any statutory or common law duty of loyalty to TSC; provided, however, that it is expressly understood and agreed that for purposes of this Agreement any activity contemplated in Section 5 below shall be deemed not to involve a violation of any such duty of loyalty.

     4. WAIVER OF SEVERANCE. Executive hereby expressly waives his rights and releases TSC from its obligations pursuant to Section 3 (a) of the Employment Agreement pertaining to severance compensation, and the parties agree that in lieu thereof Executive shall be entitled to receive the compensation set forth in Section 3 of this Agreement.

     5. WAIVER OF NON-COMPETITION. TSC hereby expressly waives its rights and releases Executive from all non-competition agreements or provisions in the Employment Agreement, including without limitation, Section 8(c) thereof. During the Part-Time Employment Period, Executive need not provide his undivided business time to provide consulting services for TSC, and Executive shall be permitted to perform consulting work outside of TSC on his own behalf for third parties that are not clients of TSC when the services are being performed; provided however, that throughout the Part-Time Employment Period, Executive shall pay to TSC ten percent (10%) of all revenue derived by Executive, directly or indirectly, from providing such outside consulting services. Such payment to TSC shall be made by Executive quarterly within 30 days after the end of each calendar quarter. Each payment shall be accompanied by reasonably detailed information regarding the nature and source of all outside consulting work and the revenue derived therefrom as Executive and TSC may agree.

     6. TREATMENT OF STOCK OPTIONS. Executive's Option Agreement (attached hereto as Exhibit A) shall remain in full force and effect throughout the Part-Time Employment Period. For purposes of the Option Agreement, Executive's employment with TSC shall terminate on May 31, 1999.

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     7.   CONFIDENTIALITY.  Executive acknowledges that the successful development and marketing of Company's professional services and products require substantial time and expense. Such efforts generate for Company valuable and proprietary information ("Confidential Information") which gives Company a business advantage over others who do not have such information. Confidential Information of Company and its clients and prospects includes but is not limited to the following: business strategies and plans, proposals, deliverables, prospects and customer lists, methodologies, training materials, and computer software. Executive acknowledges that during the course of his employment he has and during the Part-Time Employment Period he will continue to obtain knowledge of such Confidential Information. Accordingly, Executive agrees during the Part-Time Employment Period and thereafter to undertake the following obligations which he acknowledges to be reasonably designed to protect Company's legitimate business interests without unnecessarily or unreasonably restricting Executive's post-employment opportunities:

     (a) Promptly following the Part-Time Employment Period, Executive shall return all Company property, including but not limited to all computer equipment owned by the Company, all computer programs, files, notes, records, charts, or other documents or things containing in whole or in part any of Company's Confidential Information;

     (b) Executive agrees that during the Part-Time Employment Period and subsequent thereto, he will continue to treat all such information as confidential and to take all necessary precautions against disclosure of such information to third parties. Executive shall refrain from using or disclosing to any person, without the prior written approval of TSC's Chief Executive Officer any Confidential Information unless at that time the information has become generally and lawfully known to Company's competitors;

     (c) During the Part-Time Employment Period, Executive shall not without the approval of the Company's Chief Executive Officer induce or assist in the inducement of any TSC employee away from TSC's employ or from the faithful discharge of such employee's contractual and fiduciary obligations to serve TSC's interests with undivided loyalty;

Executive recognizes and agrees that a breach of any or all of the provisions of this Section 7 may constitute immediate and irreparable harm to the Company's business advantage, including but not limited to the Company's valuable business relations, for which damages cannot be readily calculated and for which damages are an inadequate remedy. Accordingly, the Executive acknowledges that the Company shall therefore be entitled to an order enjoining any further breaches by the Executive.

     8. COVENANT NOT TO SUE THE COMPANY. The Executive releases and forever discharges the Company and any of its divisions, affiliates, or other related entities (whether or not such entities are wholly owned), any of their respective shareholders, officers, directors, employees, agents, attorneys and representatives, and the predecessors, successors, and assigns of each of them (hereinafter jointly referred to as the "Company Parties"), with respect to any and all known or unknown claims which the Executive now has, has ever had, or may in the future have, against any of the Company Parties for or

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related in any way to anything occurring up to and including the date hereof, including those for or related in any way to any contract or tort law relating to his rights as an employee to compensation, benefits, or rights to employment, fair employment, or any other federal, state, or local law, regulation, or ordinance, such as Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, or under any compensation, bonus, severance, retirement, or other benefit plan or arrangement. Notwithstanding these provisions, the Executive does not release any claims against the Company Parties that he has or may have arising out of any claim by him for indemnification under the Company's charter and by-laws because of any claim by any person. Nothing contained in this Section 7, however, shall apply to, or release any of the Company Parties from, any obligation contained in this Agreement.

     9. COVENANT NOT TO SUE EXECUTIVE. The Company, its affiliates and related entities, and their past, present, and future partners, trustees, fiduciaries, administrators, directors, officers, agents, and the predecessors, successors, and assigns of each of them, hereby release and forever discharge the Executive, his past, present, and future agents, attorneys, representatives, heirs, executors, administrators, spouses, family, and the predecessors, successors, and assigns of each of them with respect to any and all claims, whether known or unknown, which the Company has, or has ever had or may have in the future, against him for or related in any way to anything occurring up to and including the date hereof. Nothing contained in this Section 9, however, shall apply to or release the Executive from any obligation contained in this Agreement.

     11. GOVERNING LAW; VALIDITY. The interpretation, construction, and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.

     12. SUBMISSION TO ARBITRATION. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     13. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by the Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right which the

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Executive or the company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     14. REVOCATION PERIOD. In signing below, Executive expressly acknowledges that he has read this Agreement carefully, that he fully understands its terms and conditions, that he has been advised of his rights and has consulted an attorney prior to executing this Agreement, that he has had at least 21 days to decide whether or not to release any claims under the Age Discrimination in Employment Act, and that he intends to be legally bound by it. During a period of seven days following the date of his execution of this Agreement, Executive shall have the right to revoke this Agreement by serving within such period written notice of revocation. Upon any such revocation, neither the Executive nor the Company shall have any further rights or obligations under the Agreement, except that Executive shall within two business days return all payments made to the Executive by the Company.

     15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     16. SECTION HEADINGS. The section headings used herein are for convenience of reference only, are not part of this Agreement, and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     17. ANNOUNCEMENT. The parties agree that any internal or external Company announcement that is made (if such an announcement is made) will contain substantially the language attached hereto as Exhibit C. The parties further agree that any significant changes to the proposed language on Exhibit C will only be made by mutual agreement of the parties.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and the Executive has executed this Agreement as of the day and year first above written.

MICHAEL J. McLAUGHLIN         TECHNOLOGY SOLUTIONS COMPANY


Michael J. McLaughlin         By:   John T. Kohler
_____________________               _______________
Michael J. McLaughlin               John T. Kohler
                                    President and Chief Executive Officer

Date:  June 18, 1998          Date: June 18, 1998
       _____________                _____________

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                                     EXHIBIT A

EMPLOYEE:       Michael J. McLaughlin

POSITION:       Executive Vice President

BASE SALARY:    $400,000.00

EFFECTIVE DATE: June 1, 1996

                                     Employee:  Michael J. McLaughlin
                                                _____________________
                                                Michael J. McLaughlin

                                     Date:      May 31, 1996
                                                _____________________

                                     TSC:       Martin T. Johnson
                                                _____________________
                                                Martin T. Johnson

                                     Date:      May 31, 1996
                                                _____________________


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                                      EXHIBIT B


                                     RESIGNATION


                                                           June 18, 1998

To the Board of Directors of
   Technology Solutions Company


     The undersigned, Michael J. McLaughlin, hereby resigns as a member of the Board of Directors of Technology Solutions Company effective July 15, 1998 (or such earlier time as I may indicate to you in writing).


                                       Michael J. McLaughlin
                                       _____________________
                                       Michael J. McLaughlin


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                                    EXHIBIT C

Effective June 15, 1998, Executive Vice President Michael McLaughlin has transitioned to a consulting role to TSC. "Working together, TSC's management team has focused on attractive, high growth markets," said Mr. McLaughlin. "Now, with the transition of our business strategy capabilities into our core technology practices, TSC is even better positioned for profitable growth. Many of our objectives have been completed, and new challenges call," continued Mr. McLaughlin. "Thus, with the company's concurrence, I am returning to my prior relationship of being of counsel to TSC."

Mr. McLaughlin has served as Executive Vice President of TSC since it acquired his company, McLaughlin & Associates, Inc., two years ago. "The McLaughlin acquisition has been strategically important for TSC and will continue to be so in the future," said John Kohler, President and CEO of TSC.



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